SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
Nicholas Money Market Fund, Inc.
For the period ended 12/31/2016
File No. 811-05537

Sub-Item 77C:  Submission of matters to a vote of security holders
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The definitive Information Statement used in connection with the Nicholas Money
Market Fund Inc., Special Meeting of Shareholders on October 10, 2016 was filed with the Securities and Exchange Commission on September 27, 2016 and is hereby incorporated by reference.

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The following proposals and voting results pertain to Nicholas Money Market
Fund, Inc. (the Fund). Shareholders of record on September 26, 2016 were entitled to vote on the proposals shown below. The shareholders approved the proposal.

PROPOSAL 1
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Dissolution and Liquidation of the Fund


           FOR            AGAINST         ABSTAIN     BROKER NONVOTE
	58,396,308.16       --              --             --